UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2009

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34056 (Commission File Number)	75-3217389 (IRS Employer Identification Number)

Verso Paper Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of organization)	333-163713 (Commission File Number)	56-2597634 (IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address, including zip code, of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2009, we amended the Verso Paper Deferred Compensation Plan previously adopted by Verso Paper Holdings LLC, our indirect, wholly-owned subsidiary (as so amended, the “Plan”), to provide for the establishment of an Executive Retirement Program for the benefit of certain of our key employees (the “Program”).

The Plan is a nonqualified retirement plan that permits employee participants to defer the receipt of up to 85% of their annual base salary and up to 100% of their incentive compensation by contributing such amounts to their accounts under the Plan. The Plan also permits us to make matching contributions and discretionary employer contributions to the Plan accounts of employee participants.

Pursuant to the Program, we are authorized to make discretionary employer contributions to the accounts of certain employee participants in the Plan for the years beginning on and after January 1, 2010.  Our executive officers and senior management-level employees selected by the Compensation Committee of our Board of Directors (the “Committee”) are eligible to participate in the Program.  The employer contributions under the Program vary between 4% and 10% depending on the participant’s employment grade level, of the participant’s combined annual base salary and target annual incentive compensation opportunity, calculated on January 1 of a calendar year.  The employer contributions under the Program are made in a lump sum during the first quarter of a calendar year.  The employer contributions under the Program for 2010 will be deferred until the earlier of February 1, 2012, or the participant’s separation from service, death or permanent disability.  The employer contributions under the Program for subsequent years will be deferred for a period to be selected by each participant.

On December 23, 2009, in conjunction with establishing the Program, the Committee authorized us to implement the Program for 2010.  Accordingly, we will make discretionary employer contributions under the Program for 2010 to the accounts of our executive officers and certain other senior managers selected by the Committee.  Among the eligible participants in the Program for 2010 are our principal executive officer (Michael A. Jackson), principal financial officer (Robert P. Mundy), and other named executive officers (Lyle J. Fellows, Michael A. Weinhold, and Ricardo Moncada).  In January 2010, we will make employer contributions under the Program to the Plan accounts of these executive officers as follows: Mr. Jackson – $90,000; Mr. Mundy – $43,428; Mr. Fellows – $63,000; Mr. Weinhold – $44,604; and Mr. Moncada – $22,752.

On December 23, 2009, we also amended the Plan to reinstate, as of January 1, 2010, our matching contributions under the Plan in accordance with the formula previously in effect – i.e., 70% of the first 4% of the participant’s compensation contributed to the Plan, plus 60% of the next 4% of the participant’s compensation contributed to the Plan.

The foregoing descriptions of the Plan and the Program are summaries and are qualified in their entirety by reference to the copies of the Plan and the Program which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are included with this report:

Exhibit
Number	Description of Exhibit

10.1
Verso Paper Deferred Compensation Plan, consisting of The CORPORATEplan for RetirementSM Executive Plan, Basic Plan Document, effective as of February 15, 2007, as amended and restated by the Adoption Agreement effective as of December 1, 2008, as further amended by the Verso Paper Deferred Compensation Plan Amendment effective as of April 10, 2009, and as further amended by the Second Amendment to Verso Paper Deferred Compensation Plan effective as of December 23, 2009.

10.2	Executive Retirement Program effective as of January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2009

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Vice President and Secretary

VERSO PAPER HOLDINGS LLC

By:	/s/ Peter H. Kesser
Peter H. Kesser
Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1
Verso Paper Deferred Compensation Plan, consisting of The CORPORATEplan for RetirementSM Executive Plan, Basic Plan Document, effective as of February 15, 2007, as amended and restated by the Adoption Agreement effective as of December 1, 2008, as further amended by the Verso Paper Deferred Compensation Plan Amendment effective as of April 10, 2009, and as further amended by the Second Amendment to Verso Paper Deferred Compensation Plan effective as of December 23, 2009.

10.2	Executive Retirement Program effective as of January 1, 2010.